Exhibit 4.02

RADIATION THERAPY SERVICES, INC.

$310,000,000

9 7/8% SENIOR SUBORDINATED NOTES DUE 2017

INDENTURE

Dated as of April 20, 2010

Wells Fargo Bank, National Association,

as Trustee

CROSS-REFERENCE TABLE

TIA SECTION REFERENCE		INDENTURE SECTION

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08, 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06, 7.07
	(c)	7.06, 13.02
	(d)	7.06
314	(a)	4.03, 4.04, 13.02
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
315	(a)	7.01
	(b)	7.05, 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01

N.A. means Not Applicable.

Note:   This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

EXHIBITS

Exhibit A	FORM OF 9 7/8% SENIOR SUBORDINATED NOTE DUE 2017
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTE GUARANTEE

v

This INDENTURE, dated as of April 20, 2010, is by and among Radiation Therapy Services, Inc., a Florida corporation, each Guarantor listed on the signature pages hereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”)

The Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 7/8% Senior Subordinated Notes due 2017 (the “Notes”) issued under this Indenture:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing or required to bear the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business, all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” means any Person, property, business or asset acquired (other than in the ordinary course of business) during a period (but not the Acquired EBITDA of any related Person, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the acquiring Person or its Subsidiaries during such period.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” has the meaning set forth in a Registration Rights Agreement relating to amounts to be paid in the event the Company fails to satisfy certain conditions set forth herein.  For all purposes of this Indenture, the term “interest” shall include Additional Interest, if any, with respect to the Notes.

“Additional Notes” means any Notes (other than Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, coregistrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on April 15, 2014 (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus (2) all required remaining scheduled interest payments due on such Note through April 15, 2014, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other voluntary transfer for value of any property of the Company or any property of any Restricted Subsidiary of the Company by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company (or a Person who becomes a Restricted Subsidiary of the Company in connection with such transaction) of:

(1)                                  any Capital Stock of any Restricted Subsidiary of the Company; or

(2)                                  any other property or assets (other than Capital Stock of the Company) of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that asset sales or other dispositions shall not include:

(a)                                  a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million;

(b)                                 the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company or a Guarantor as permitted by Section 5.01;

(c)                                  any Restricted Payment permitted by Section 4.10 or Permitted Investment;

(d)                                 the sale or discount of accounts receivable, but only in connection with the compromise or collection thereof;

(e)                                  disposals or replacements of obsolete, damaged or worn out equipment;

(f)                                    any conversion of Cash Equivalents into cash or any form of Cash Equivalents;

(g)                                 any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other litigation claims;

(h)                                 any termination or expiration of any lease or sublease of real property in accordance with its terms;

(i)                                     creating or granting of Liens (and any sale or disposition thereof or foreclosure thereon) not prohibited by this Indenture;

(j)                                     condemnations on or the taking by eminent domain of property or assets; and

(k)                                  any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” means:

(1)                                  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2)                                  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)                                  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)                                  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3)                                  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)                                  certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)                                  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Permitted Holders;

(2)                                  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(3)                                  the Company becomes aware (whether by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any Person or Group (other than the Permitted Holders and any entity formed for the purpose of owning Capital Stock of the Company) is or has become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)                                  the replacement of a majority of the Board of Directors of the Company over a two year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

For purposes of this definition (i) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and (ii) any holding company whose only significant asset is Capital Stock of the Company shall not itself be considered a Person or Group for purposes of clause (1) or (3) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such, Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Radiation Therapy Services, Inc., and any successor thereto.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)                                  Consolidated Net Income; and

(2)                                  to the extent Consolidated Net Income has been reduced thereby:

(a)                                  all income, franchise or similar taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b)                                 Consolidated Fixed Charges;

(c)                                  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period or which will result in the receipt of cash in a future period or the amortization of lease incentives) for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d)                                 any expenses or charges incurred in connection with any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture (in each case whether or not consummated); and

(e)                                  the amount of management, monitoring, consulting, advisory fees, termination payments and related expenses paid to the Permitted Holders (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) for which internal financial statements are available to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                                  any asset sales or other dispositions or Asset Acquisitions that occurred during the Four Quarter Period or after the end of the Four Quarter Period and on or prior to the Transaction Date (including without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition) and the reduction in costs and related adjustments (including, without limitation, the elimination of physician and shareholder compensation, and the normalization of rental expense) that (i) were directly attributable to such Asset Acquisition calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect on the Issue Date (ii) were actually implemented by the business that was the subject of any such Asset Acquisition prior to the Transaction Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Asset Acquisition and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the Asset Acquisition), as if all such reductions in costs had been effected as of the beginning of such period. Notwithstanding the foregoing, pro forma adjustments in respect of any Asset Acquisition of an Acquired Entity or Business for which the actual Acquired EBITDA cannot be determined due to the absence of reliable financial statements, an adjustment equal to the Acquired EBITDA for such Acquired Entity or Business for the relevant period preceding the date of such Asset Acquisition, as estimated in good faith by the chief financial officer of the Company, shall be permitted.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator of this “Consolidated Fixed Charge Coverage Ratio”:

(1)                                  interest on Indebtedness being given a pro forma effect which is determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2)                                  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense; plus

(2)                                  the amount of all cash dividend payments on any series of Disqualified Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Restricted Subsidiary of such Person) paid during such period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)                                  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation:  (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; but excluding amortization of deferred financing fees or expensing of any bridge or other financing fees and any loss on the early extinguishment of Indebtedness; and

(2)                                  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)                                  after-tax gains (or losses) from Asset Sales (without regard to the $5.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2)                                  after-tax extraordinary, unusual or nonrecurring gains (or losses), costs, charges or expenses (including, without limitation, severance, relocation, transition and other restructuring costs and litigation settlements or losses and non-compete payments);

(3)                                  solely for the purpose of determining the amount available for Restricted Payments under Section 4.10(a)(4)(iii) the net income (or loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise; unless such restriction with respect to the payment of dividends or similar distributions has been legally waived and except to the extent of cash dividends or distributions paid to the referent Person or to another Restricted Subsidiary of the referent Person by such Person;

(4)                                  the net income (or loss) of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(5)                                  net after-tax income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period);

(6)                                  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(7)                                  non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity incentive programs;

(8)                                  any net after-tax gains or losses and all fees and expenses or charges relating thereto attributable to the early extinguishment of Indebtedness;

(9)                                  the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs in connection with any future acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date resulting from the application of SFAS Nos. 141, 142 or 144 or other accounting pronouncements relating to purchase accounting); and

(10)                            any net gain or loss resulting from Hedging Obligations (including pursuant to the application of SFAS No. 133).

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges or expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Credit Agreement dated as of February 21, 2008, as amended by Amendment No. 1 thereto on August 15, 2008 and Amendment No. 2 thereto on April 1, 2010, by and among the Company, the lenders party thereto in their capacities as lenders thereunder and Wachovia Bank, National Association, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing, renewing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more bank debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, extended, replaced, restructured or refinanced in whole or in part from time to time under the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) hereof as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of any action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or one its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, executed by a senior financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Senior Debt” means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” by the Company.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale) on or prior to the final maturity date of the notes.

“Equity Offering” means an offering of Qualified Capital Stock of any direct or indirect parent entity of the Company or the Company; provided that, in the event of an Equity Offering by any direct or indirect parent entity of the Company, such entity contributes to the capital of the Company the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the notes to be redeemed pursuant to the preceding paragraph.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means notes issued in exchange for the Initial Notes or any Additional Notes pursuant to a Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

“Exchange Offer Registration Statement” has the meaning set forth in a Registration Rights Agreement.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“Foreign Subsidiary” means (1) a Restricted Subsidiary other than a Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia and (2) any Restricted Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Note” means any Note in the form of Exhibit A hereto issued in global form in accordance with Article 2 hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means a guarantee of the notes by a Guarantor.

“Guarantor” means:  (1) each Restricted Subsidiary of the Company that guarantees the notes on the Issue Date; and (2) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Guarantor Senior Debt” means, with respect to any Guarantor:  the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of, or guaranteed by, a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(x)                                   all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(y)                                 all Hedging Obligations (and guarantees thereof);

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1)                                  any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

(2)                                  Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

(3)                                  Indebtedness represented by Disqualified Capital Stock;

(4)                                  any liability for federal, state, local or other taxes owed or owing by such Guarantor;

(5)                                  that portion of any Indebtedness incurred in violation of Section 4.09 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(6)                                  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

(7)                                  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred not for speculative purposes under:

(1)                                  Interest Swap Obligations;

(2)                                  Currency Agreements;

(3)                                  any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

(4)                                  other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“IAI Global Note” means one or more Global Notes bearing or required to bear the Private Placement Legend that will be issued in an aggregate principal amount equal to the aggregate principal amount of Initial Notes that may be resold to Institutional Accredited Investors on any Issue Date.

“Indebtedness” means with respect to any Person, without duplication:

(1)                                  all indebtedness of such Person for borrowed money;

(2)                                  all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  all Capitalized Lease Obligations of such Person;

(4)                                  all indebtedness of such Person issued or assumed as the deferred purchase price of property (but excluding any such indebtedness (a) that constitutes trade accounts payable or other accrued liabilities and (b) in the form of earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(5)                                  all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)                                  guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below, except those incurred in the ordinary course of business and not in respect of borrowed money;

(7)                                  all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

(8)                                  all Obligations under currency agreements and interest swap agreements of such Person; and

(9)                                  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any;

if and to the extent that any of the foregoing Indebtedness would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this indenture, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Independent Financial Advisor” means a firm:  (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” means $310,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means Wells Fargo Securities, LLC, Banc of America Securities LLC and Barclays Capital Inc., as applicable, and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the notes.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

“Insurance Subsidiary” means each of Batan Insurance and any future Subsidiary of the Company engaged solely in one or more of the general liability, professional liability, health and benefits and workers’ compensation and any other insurance businesses, providing insurance coverage for the Company, its Subsidiaries and any of its direct or indirect parents and the respective employees, officers or directors thereof.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of any Note in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means the date of original issuance of the notes.

“Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Management Agreement” means the management agreement between certain of the management companies associated with the Permitted Holders and the Company as in effect on the Issue Date and any amendment or replacement thereof so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)                                  out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)                                  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)                                  repayment of Indebtedness (including any required premiums or prepayment penalties) that is secured by the property or assets that are the subject of such Asset Sale; and

(4)                                  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum relating to the Initial Notes dated April 9, 2010.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Vice President or the Treasurer or Secretary of the Company.

“Officers’ Certificate” means a certificate, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer, principal accounting officer or Treasurer of the Company, that meets the requirements of this Indenture.

“Opinion of Counsel” means a written opinion, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 13.05 hereof.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means Radiation Therapy Services Holdings, Inc. and its successors.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the notes or the Guarantee of such Guarantor, as applicable.

“Permitted Holder(s)” means each of Vestar Capital Partners and each of its Affiliates but not including, however, any portfolio operating companies of any of the foregoing.

“Permitted Investments” means:

(1)                                  Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

(2)                                  Investments in the Company by any Restricted Subsidiary of the Company;

(3)                                  investments in cash and Cash Equivalents;

(4)                                  loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries or to any physician affiliated with the Company or its Restricted Subsidiaries, or to any employee of any such physician, in the ordinary course of business for bona fide business purposes not in excess of $3.0 million at any one time outstanding;

(5)                                  Hedging Obligations entered into not for speculative purposes and otherwise in compliance with this Indenture;

(6)                                  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(7)                                  Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.12 or any consideration received in connection with a disposition of assets excluded from the definition of “Asset Sale”;

(8)                                  Investments represented by guarantees that are otherwise permitted under this Indenture;

(9)                                  Investments the payment for which is Qualified Capital Stock of the Company;

(10)                            Investments by the Company or the Restricted Subsidiaries in Unrestricted Subsidiaries, taken together with all other Permitted Investments pursuant to this clause (10) not to exceed $10.0 million at any one time outstanding;

(11)                            Investments relating to Insurance Subsidiaries, up to an aggregate principal amount outstanding at any one time equal to $10.0 million;

(12)                            Investments in joint ventures not to exceed $30.0 million at any time outstanding;

(13)                            workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

(14)                            receivables owing to the Company or a Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary, as the case may be, deems reasonable under the circumstances;

(15)                            any Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

(16)                            any Investments existing on the Issue Date and any modification, renewal, replacement or extension thereof; provided that the outstanding amount of such Investment may not be increased by any such modification, renewal, replacement or extension thereof unless (x) such modification, renewal, replacement or extension is required by the terms of such Investment as in existence on the Issue Date, (y) the aggregate amount by which all Investments made under this clause (16) may be increased after the Issue Date shall not exceed $5.0 million or (z) as otherwise permitted by this Indenture;

(17)                            Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(18)                            Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition; and

(19)                            additional Investments not to exceed the greater of (a) $20.0 million and (b) 2.0% of Total Assets at any one time outstanding, provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) above and shall not be included as having been made pursuant to this clause (19).

“Permitted Liens” means the following types of Liens:

(1)                                  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)                                  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)                                  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)                                  judgment Liens not giving rise to an Event of Default;

(5)                                  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6)                                  any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

(7)                                  Liens securing Purchase Money Indebtedness; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

(8)                                  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)                                  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)                            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and setoff;

(11)                            Liens securing Hedging Obligations otherwise permitted under this Indenture;

(12)                            Liens securing Indebtedness under Currency Agreements;

(13)                            Liens securing Acquired Indebtedness incurred in accordance with Section 4.09; provided that:

(a)                                  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company

and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b)                                 such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(14)                            Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

(15)                            leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(16)                            banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(17)                            Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(18)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(19)                            Liens on assets of the Company or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

(20)                            Liens on assets of any Restricted Subsidiary of the Company that is not a Guarantor;

(21)                            Liens on assets or Capital Stock of Unrestricted Subsidiaries;

(22)                            Liens securing insurance premium financing; provided that such Liens do not extend to any property or assets other than the insurance policies and proceeds thereof; and

(23)                            other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5.0 million at any one time outstanding.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Predecessor Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Predecessor Note.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment that is used or is useful in a Similar Business (including through the purchase of Capital Stock of any Person owning such assets).

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Proceeds” means any of the following or any combination of the following:

(1)                                  cash and Cash Equivalents;

(2)                                  the fair market value of assets that are used or useful in a Similar Business; and

(3)                                  Capital Stock of a Person engaged in a Similar Business.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the Section 4.09 than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (12), (13), (14) or (15) of Section 4.09(b), in each case that does not:

(1)                                  create Indebtedness with an aggregate principal amount in excess of the aggregate principal amount of Indebtedness of such Person being Refinanced (plus accrued interest, premiums paid and the amount of fees and expenses incurred by the Company in connection with such Refinancing); or

(2)                                  create Indebtedness with:  (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the earlier of (i) the final maturity of the Indebtedness being Refinanced or (ii) the final maturity of the notes plus six months; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company and the Guarantors (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness of the Company and/or the Guarantors and (y) if such Indebtedness being Refinanced is subordinate in right of payment to the notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate in right of payment to the notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Issue Date, among the Company, the Guarantors and the Initial Purchasers.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of any Note in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing or required to bear the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 904 of Regulation S.

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, assistant vice president, any trust officer or assistant trust officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing or required to bear the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes and Regulation S Global Notes.

“Restricted Subsidiary” a Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 405” means Rule 405 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(1)                                  all monetary obligations of every nature of the Company under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(2)                                  all Interest Swap Obligations (and guarantees thereof); and

(3)                                  all obligations under Currency Agreements (and guarantees thereof);

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1)                                  any Indebtedness of the Company to a Subsidiary of the Company;

(2)                                  Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

(3)                                  Indebtedness represented by Disqualified Capital Stock;

(4)                                  any liability for federal, state, local or other taxes owed or owing by the Company;

(5)                                  that portion of any Indebtedness incurred in violation of Section 4.09 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(6)                                  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

(7)                                  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

“Shareholders Agreement” means that certain Amended and Restated Securityholders Agreement, dated as of March 25, 2008, by and among Radiation Therapy Investments, LLC and the securityholders party thereto.

“Shelf Registration Statement” means a registration statement relating to the registration of the Notes under Rule 415 of the Securities Act, as may be set forth in a Registration Rights Agreement.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is the same, similar, complementary, reasonably related, incidental or ancillary thereto or a reasonable extension thereof, or other businesses to the extent as would not be material to the Company and its Subsidiaries taken as a whole.

“Strategic Investors” means physicians, hospitals, health systems, other healthcare providers, other healthcare companies and other similar strategic joint venture partners which joint venture partners are actively involved in the day-to-day operations of providing radiation therapy and related services, or, in the case of physicians, that have retired therefrom, individuals who are former owners or employees of radiation therapy facilities purchased by the Company or any of its Restricted Subsidiaries.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary,” with respect to any Person, means:

(1)                                  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                                  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01 hereof, a Person to whom all or substantially all of the properties or assets of the Company or any Guarantor is sold, assigned, transferred, conveyed or otherwise disposed of.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“Total Assets” means, as of any date of determination, after giving pro forma effect to any acquisition of assets on such date, the sum of the amounts that would appear on the consolidated balance sheet of the Company and its Restricted Subsidiaries as the total assets of the Company and its Restricted Subsidiaries.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to April 15, 2014; provided, however, that if the period from such Redemption Date to April 15, 2014 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to April 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” of any Person means:

(1)                                  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)                                  the Company certifies to the Trustee that such designation complies with Section 4.10; and

(2)                                  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (other than the Capital Stock of Unrestricted Subsidiaries).

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.10 covenant, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment.  Such designation will be permitted only if such Investment would be permitted at such time under Section 4.10.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)                                  immediately after giving effect to such designation, the Company is able to incur at lease $1.00 of additional Indebtedness (other than Indebtedness permitted to be incurred under the second paragraph Section 4.09(b) in compliance with Section 4.09; and

(2)                                  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

SECTION 1.02.                                    Other Definitions.

Term	Defined in Section

“Acceleration Notice”	6.02
“Affiliate Transaction”	4.14
“Authentication Order”	2.02
“Benefited Party”	10.01
“Change of Control Offer”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“incur”	4.09

Term	Defined in Section

“Legal Defeasance”	8.02
“Losses”	7.07
“Net Proceeds Offer”	4.12
“Net Proceeds Offer Amount”	4.12
“Net Proceeds Offer Payment Date”	4.12
“Net Proceeds Offer Trigger Date”	4.12
“Offer Amount”	3.09
“Offer Period”	3.09
“Offer to Purchase”	3.09
“Paying Agent”	2.03
“Payment Blockage Notice”	12.03
“Purchase Date”	3.09
“Reference Date”	4.10
“Registrar”	2.03
“Replacement Assets”	4.12
“Restricted Payment”	4.10
“Security Register”	2.03
“Surviving Entity”	5.01
“Trustee”	11.02

SECTION 1.03.                                    Incorporation by Reference of Trust Indenture Act.

(a)                                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b)                                 The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

(c)                                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.04.                                    Rules of Construction.

Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and in the plural include the singular;

(v)                                 all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this Indenture;

(vi)                              the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii)                           “including” means “including without limitation;”

(viii)                        provisions apply to successive events and transactions; and

(ix)                                references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

ARTICLE 2.

THE NOTES

SECTION 2.01.                                    Form and Dating.

(a)                                  General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication.  The Notes shall be only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Form of Notes.  Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.  After the initial offers and sales thereof, Initial Notes that are evidenced by Restricted Global Notes or Restricted Definitive Notes may be transferred to Institutional Accredited Investors (in which case they shall be evidenced by Definitive Notes or by an IAI Global Note).

(c)                                  Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.  Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream, or any successor publications, shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(e)                                  Certificated Securities.  The Company shall exchange Global Notes for Definitive Notes only if:   (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company, at its option, determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

Upon the occurrence of any of the events set forth in clause (i), (ii) or (iii) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee.  Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing.  The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

SECTION 2.02.                                    Execution and Authentication.

(a)                                  One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b)                                 If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)                                  A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)                                 The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for issuance.

(e)                                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

SECTION 2.03.                                    Registrar And Paying Agent.

(a)                                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The

Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)                                 The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)                                  The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

SECTION 2.04.                                    Paying Agent To Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Section 6.01 hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.                                    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.                                    Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Upon the occurrence of any of the events set forth in Section 2.01(e) above, Definitive Notes shall be issued in denominations of $2,000 or integral multiples of $1,000 in access thereof and in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)                               Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates (including the certificate in the form of Exhibit D hereto) in item (3)(d) thereof, if applicable;

(iv)                              Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                                such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v)                                 Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited.  Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)                                  Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i)                                     Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications required by item (3)(d) thereof, if applicable, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant on behalf of such holder.  Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                                such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the  form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(iii)                               Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(i) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant on behalf of such holder.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)                                     Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above, a certificate from such Holder to the effect set forth in Exhibit B, including the certifications required by item (3)(d) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note, and in the case of clause (F) above, the IAI Global Note.

(ii)                                  Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                                such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                                  if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.

(iii)                               Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)                              Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.  An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)                                 Issuance of Unrestricted Global Notes.  If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)                                     Transfer of Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)                                  Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

(B)                                any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                                any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                                  if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii)                               Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f)                                    Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.

(g)                                 Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                                     Private Placement Legend.

(A)                              Except as permitted by clause (B) below, unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, (y) with respect to a Restricted Global Note, the Private Placement Legend has been removed from such Restricted Global Note in accordance with clause (b)(iv), (c)(ii), (d)(ii) or (e)(ii) to this Section 2.06, or (z) the Company determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clause (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 other than to an Affiliate of the Company (and all Notes issued in replacement or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY

MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes or is redeemed, repurchased or cancelled in part, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.15 and 9.05 hereof).

(ii)                                  All Global Notes and Definitive Notes issued upon any registration or transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)                               Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)                              Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)                              Each Holder agrees to provide reasonable indemnity to the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provisions of this Indenture and/or applicable United States federal or state securities law.

(vii)                           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(viii)                        Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depository.

(j)                                     Transfers of Notes Held by Affiliates.  Any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405) of the Company within one year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering shall, until one year after the last date on which either the Company or any affiliate of the Company was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the Private Placement Legend subject to the restrictions in Section 2.06(g)(i).  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06.  The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.07.                                    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note.  The Holder of such Note shall provide an affidavit of loss and indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.                                    Outstanding Notes.

(a)                                  The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(c) hereof.

(b)                                 If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)                                 If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.                                    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.                                    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.  After preparation of Definitive Notes, the Temporary Notes will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.11.                                    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it.  Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.                                    Payment of Interest; Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 5 Business Days prior to the related

Interest Payment Date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

SECTION 2.13.                                    CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” and/or “ISIN” numbers.

SECTION 2.14.                                    Additional Interest.

If Additional Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof.  Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable.  The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

SECTION 2.15.                                    Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes, including Exchange Notes, under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price, the amount of interest payable on the first interest payment date applicable thereto and rights under a related Registration Rights Agreement, if any.  The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)                                 the issue price, the Issue Date and the CUSIP and/or ISIN number of such Additional Notes; provided, that if any Additional Notes are not fungible for United States federal income tax purposes with any of the Notes previously issued, such Additional Notes will have a separate CUSIP number; and

(c)                                  whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

SECTION 2.16.                                    Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

ARTICLE 3.

REDEMPTION AND PREPAYMENT

SECTION 3.01.                                    Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

SECTION 3.02.                                    Selection of Notes To Be Redeemed.

In the event that the Company chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee either:

(1)                                  in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or,

(2)                                  on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Applicable Procedures of DTC).

SECTION 3.03.                                    Notice of Redemption.

At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance pursuant to Article 8 hereof or a satisfaction and discharge pursuant to Article 11 hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a)                                  CUSIP/ISIN Numbers

(b)                                 the redemption date;

(c)                                  the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date;

(d)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(e)                                  the name and address of the Paying Agent;

(f)                                    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)                                 that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h)                                 the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)                                     that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period as is acceptable to the Trustee), prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

SECTION 3.04.                                    Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

SECTION 3.05.                                    Deposit of Redemption Price.

On or prior to 11:  00 a.m. Eastern time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date, and the Trustee or Paying Agent, as applicable, shall invest such proceeds, until such use to pay the redemption price, as directed by the Company in cash or Cash Equivalents.  The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

If the Company has deposited with the Trustee or Paying Agent funds sufficient to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or note such Notes are presented for payment.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.                                    Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.                                    Optional Redemption.

(a)                                  Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes shall not be redeemable before April 15, 2014.  Thereafter, the Company may redeem the Notes, in whole or in part, after giving the notice required pursuant to Section 3.03 hereof, at the redemption prices (expressed as percentages of the principal amount thereof set forth below), plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on April 15 of the year indicated below:

Year	Percentage

2014	104.938%
2015	102.469%
2016 and thereafter	100.000%

(b)                                 At any time on or prior to April 15, 2014, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the Regular Record Date to receive interest due on the relevant Interest Payment Date).  Such redemption or purchase may be made after giving the notice required pursuant to Section 3.03 hereof.  The Company may provide in such notice that payment of such price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person.  Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

(c)                                  At any time, or from time to time, on or prior to April 15, 2013, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes at a redemption price of 109.875% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that:

(1)                                  at least 65% of the principal amount of Notes originally issued under this Indenture remains outstanding immediately after any such redemption; and

(2)                                  the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

SECTION 3.08.                                    Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.                                    Offers to Repurchase by Application of Net Cash Proceeds.

(a)                                  In the event that, pursuant to Section 4.12 hereof, the Company shall be required to commence an Net Proceeds Offer, it shall follow the procedures specified below.

(b)                                 The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Net Cash Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Net Proceeds Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made in accordance with Section 4.01 hereof.

(c)                                  If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

(d)                                 Upon the commencement of an Net Proceeds Offer, the Company shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer.  The Net Proceeds Offer shall be made to all Holders and holders of Pari Passu Indebtedness.  The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

(i)                                     that the Net Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.12 hereof and the length of time the Net Proceeds Offer shall remain open;

(ii)                                  the Offer Amount, the purchase price and the Purchase Date;

(iii)                               that any Note not properly tendered or accepted for payment will remain outstanding and shall continue to accrue interest in accordance with the terms hereof;

(iv)                              that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on the Purchase Date;

(v)                                 that Holders electing to have a Note purchased pursuant to an Net Proceeds Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(vi)                              that Holders electing to have a Note purchased pursuant to any Net Proceeds Offer shall be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business at least three Business Days before the Purchase Date;

(vii)                           that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(viii)                        that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the applicable Person shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the Notes or such Pari Passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

(ix)                                that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased (to the extent that such unpurchased portion is equal to $1,000 in principal amount or an integral multiples thereof) portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)                                  On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered and not withdrawn pursuant to the Net Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes promptly tendered and not withdrawn and (2) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions thereof so accepted for payment by the Company in accordance with this Section 3.09.

(f)                                    The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered and not withdrawn by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Net Proceeds Offer on, or as soon as practicable after, the Purchase Date.

(g)                                 Other than as specifically provided in this Section 3.09 or Section 4.12 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.

COVENANTS

SECTION 4.01.                                    Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:  00 a.m.  Eastern Time on the due date money deposited by the Company in immediately available United States dollars and designated for and sufficient to pay all principal, premium, if any, and interest then due.  Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.  The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture.  If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02.                                    Maintenance of Office or Agency.

(a)                                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.                                    Reports.

(a)                                  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the SEC through EDGAR (or any successor system), the Company shall provide to the Trustee and the registered Holders of the notes, within 15 days of the time periods specified in the relevant forms:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms (but without any requirement to provide separate financial statements of any Subsidiary of the Company), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b)                                 Additionally, the Company will cause such documents to be filed with the SEC unless the SEC will not accept such documents; provided, that the Company shall not be obligated to file such reports with the SEC at any time prior to becoming subject to Section 13 or Section 15(d) of the Exchange Act. The requirement for the Company to provide information may be satisfied by posting such reports, documents and information on its website within the time periods specified by Section 4.03; provided, however, that the Company will (upon request) provide one copy of the exhibits of the foregoing to the Trustee and will (upon request) provide additional copies of such exhibits to any Holder or prospective Holder.

(c)                                  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

(d)                                 In addition, the Company and the Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

(e)                                  The Company will:

(1)                                  hold a quarterly conference call to discuss the information contained in the annual and quarterly reports required under Section 4.03(a)(1) (the “Financial Reports”) not later than ten business days from the time the Company furnishes such reports to the Trustee;

(2)                                  at any time when the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, no fewer than three business days prior to the date of the conference call required to be held in accordance Section 4.03(e)(1), issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts with respect to debt securities and associated with a nationally recognized financial institution (“Securities Analysts”) to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain the Financial Reports and information on how to access such conference call; and

(3)                                  (A) (x) maintain a public or non-public website to which beneficial owners of, and prospective investors in, the Notes and Securities Analysts are given access and to which the reports required by Section 4.03 are posted along with, as applicable, details on the time and date of the conference call required by Sections 4.03(e)(1) and (2) and information on how to access that conference call and (y) distribute via electronic mail such reports and conference call details to beneficial owners of, and prospective investors in, the Notes and Securities Analysts who request to receive such distributions or (B) file such reports electronically with the SEC through its Electronic Data Gathering, Analysis and Retrieval System (or any successor system).

Reports by the Company or Guarantors delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.                                    Compliance Certificate.

(a)                                  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2010, an Officers’ Certificate stating that a review of the activities of the Company, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 The Company shall otherwise comply with TIA Section 314(a)(2).

(c)                                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.                                    Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.                                    Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.                                    Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

SECTION 4.08.                                    Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the notes or the Registration Rights Agreement unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.09.                                    Incurrence of Additional Debt.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”), any Indebtedness; provided, however, that the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

(b)                                 Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness:

(1)                                  Indebtedness under the notes (and any exchange notes pursuant to the Registration Rights Agreement) issued in the offering in an aggregate principal amount not to exceed $310.0 million and the Guarantees (and the guarantees of any exchange notes pursuant to the Registration Rights Agreement);

(2)                                  Indebtedness incurred pursuant to the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $400.0 million less the amount of all payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Cash Proceeds from Asset Sales pursuant to Section 4.12(3)(a);

(3)                                  other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (including Capitalized Lease Obligations and Purchase Money Indebtedness outstanding on the Issue Date);

(4)                                  Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries not to exceed the greater of $50.0 million and 4.0% of Total Assets at any one time outstanding;

(5)                                  Hedging Obligations of the Company or any Restricted Subsidiary;

(6)                                  Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7)                                  Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting permitted Indebtedness under this clause (7) by the issuer of such Indebtedness;

(8)                                  Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting permitted Indebtedness under this clause (8) by the Company;

(9)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(10)                            Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, completion guarantees, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(11)                            Refinancing Indebtedness;

(12)                            Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness or other obligations otherwise permitted to be incurred under this Indenture;

(13)                            Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments, earn-outs or similar obligations in connection with the acquisition or disposition of assets or a Subsidiary;

(14)                            Indebtedness or Disqualified Capital Stock of Persons (other than Indebtedness or Disqualified Capital Stock incurred in anticipation of such acquisition or merger) that are acquired by the

Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of this Section 4.09(a) or (B) the Consolidated Fixed Charge Coverage Ratio would be greater than such Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition;

(15)                            additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement);

(16)                            Indebtedness consisting of promissory notes issued by the Company or any Restricted Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Company or any of its direct or indirect parent corporations permitted by Section 4.10; provided that any such obligations shall be explicitly subordinated to the notes;

(17)                            Indebtedness of the Company or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease the notes under Article 8 or Article 11;

(18)                            Indebtedness of non-Guarantor Subsidiaries of the Company in an aggregate principal amount not to exceed the greater of $15.0 million and 1.25% of Total Assets at any one time outstanding; and

(19)                            Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business.

(c)                                  For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of clauses (1) through (19) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of this Section 4.09(a), the Company shall, in its sole discretion, classify (or on a later date reclassify in whole or in part so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification) such item of Indebtedness in any manner that complies with this covenant (and any portion of an item of Indebtedness to be incurred under clauses (1) through (19) above on a particular date shall not be included in the calculation of the Consolidated Fixed Charge Coverage Ratio in determining the amount of Indebtedness that may be incurred on the same date pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of this covenant); provided that all Indebtedness outstanding under the Credit Agreement on the Issue Date shall initially be deemed to have been incurred pursuant to clause (2). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this covenant. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

(d)                                 The Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the notes or such Guarantor’s Guarantee, as the case may be, and subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of this Indenture, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or secured by different collateral or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.10.                                    Restricted Payments.

(a)                                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2)                                  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(3)                                  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, except any payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement and any payment of intercompany Indebtedness to the Company or any of its Restricted Subsidiaries; or

(4)                                  make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment or immediately after giving effect thereto,

(i)                                     a Default or an Event of Default shall have occurred and be continuing;

(ii)                                  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Indebtedness permitted to be incurred under the second paragraph under Section 4.09(b); or

(iii)                               the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

(w)                               50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company for the period beginning with the first full fiscal quarter during which the Issue Date occurs and to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time the Restricted Payment occurs (treating such period as a single accounting period); plus

(x)                                   100% of the aggregate Qualified Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the “Reference Date”) of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

(y)                                 without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate Qualified Proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus

(z)                                   without duplication, the sum of:

(1)                                  the aggregate amount returned in cash and the fair market value of property used or useful in a Similar Business on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(2)                                  the net cash proceeds and fair market value of property used or useful in a Similar Business received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

(3)                                  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary.

(b)                                 Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1)                                  the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration or the redemption, repurchase or retirement of Subordinated Indebtedness if at the date of any irrevocable redemption notice such payment would have complied with this covenant;

(2)                                  any Restricted Payment, either (i) in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company (provided such net proceeds are excluded from the calculation set forth under clause (iii) above);

(3)                                  the acquisition or prepayment of any Subordinated Indebtedness either (i) in exchange for (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) (provided such net proceeds are excluded from the calculation set forth under clause (iii) above) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

(4)                                  repurchases by the Company of Capital Stock of the Company or any direct or indirect parent entity of the Company from current or former officers, directors, consultants, agents and employees of the Company or any of its Subsidiaries or their authorized representatives (including the heirs and estates of such Persons) pursuant to any management equity subscription agreement, stock option plan or agreement, shareholders agreement, or similar agreement, plan or arrangement, including amendments thereto, in an aggregate amount not to exceed $3.0 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of $6.0 million in any calendar year); provided that such amount in any fiscal year may be increased in an amount not to exceed (a) the net cash proceeds from the sale of Qualified Capital Stock of the Company and, to the extent contributed to the Company, Capital Stock of any direct or indirect parent entity of the Company, in each case to any officer, director, consultant, agent or employee of the Company or any Restricted Subsidiary of the Company that occurs after the Issue Date (provided such net proceeds, to the extent used to make a Restricted Payment pursuant to this clause (4), are excluded from the calculation set forth under clause (iii) above), plus (b) the net cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries subsequent to the Issue Date;

(5)                                  the declaration and payment of dividends by the Company to, or the making of loans to, Parent or any direct or indirect parent in amounts required for Parent or any direct or indirect parent companies to pay, in each case without duplication,

(a)                                  franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)                                 foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c)                                  customary salary, bonus, severance and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses, severance and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(d)                                 customary corporate indemnities owing to directors and officers of Parent or any direct or indirect parent company of Parent;

(e)                                  general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(f)                                    fees and expenses related to any unsuccessful equity or debt offering or other financing transaction of such parent entity; and

(g)                                 obligations under the Management Agreement;

(6)                                  the declaration and payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-8;

(7)                                  cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the exercise or conversion of any warrants, options or other securities of Parent, any direct or indirect parent company of Parent, the Company or any of its Restricted Subsidiaries;

(8)                                  the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company or any of its Restricted Subsidiaries and the repurchase or redemption of Disqualified Capital Stock upon any scheduled redemption date; provided that such Disqualified Capital Stock was issued under Section 4.09;

(9)                                  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (a) at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a change of control as defined under such Indebtedness in accordance with provisions similar to Section 4.15 or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the Section 4.12; provided that, prior to such purchase, repurchase, redemption, defeasance or acquisition or retirement, the Company has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant, and has completed, if applicable, the repurchase or redemption of all notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer;

(10)                            distributions of Capital Stock or Indebtedness of Unrestricted Subsidiaries (except to the extent of any Permitted Investment under clauses (10), (12) and (19) of the definition thereof in such Unrestricted Subsidiary);

(11)                            repurchases of Capital Stock of Parent, any of its direct or indirect  parent companies, the Company or any Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or other securities convertible or exchangeable into Capital Stock of Parent, any of its direct or indirect parent companies, the Company or any Restricted Subsidiaries if such Capital Stock represents all or a portion of the exercise price of such options or warrants; and

(12)                            so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (12) not to exceed $15.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, only amounts expended pursuant to clauses (1), (6), (9) and (12) shall be included in such calculation

SECTION 4.11.                                    Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens that secure Indebtedness against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1)                                  in the case of Liens securing Subordinated Indebtedness, the notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)                                  in all other cases, the notes or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured, except for:

(a)                                  Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b)                                 Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

(c)                                  Liens securing the notes and the Guarantees;

(d)                                 Liens in favor of the Company or a Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

(e)                                  Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens:   (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(f)                                    Permitted Liens.

SECTION 4.12.                                    Asset Sales.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2)                                  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets (as defined below) and is received at the time of such disposition; provided that (a) the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or the notes thereto) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets, (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days after the date of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash of Cash Equivalents received in that conversion, and (c) Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in connection with a joint venture with a Strategic Investor, provided that the aggregate amount of Designated Non-cash Consideration issued pursuant to this Section 4.12(a)(2)(c) since the Issue Date shall not exceed the greater of $25.0 million and 2.0% of the Total Assets of the Company at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, each shall be deemed to be cash for the purposes of this provision; and

(3)                                  upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(a)                                  to prepay, acquire or otherwise retire any (i) Senior Debt or Guarantor Senior Debt, (ii) Pari Passu Indebtedness that has a scheduled final maturity prior to the scheduled final maturity of the notes, or (iii) any Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; provided that if the Company prepays any Pari Passu Indebtedness pursuant to clause (i) of this clause (a) or any Indebtedness of a Restricted Subsidiary that is not a Guarantor pursuant to clause (iii) of this clause (a), the Company shall equally and ratably reduce Obligations under the notes by making an offer to all Holders of notes (as set forth below) to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, on the amount of notes that would otherwise be prepaid;

(b)                                 to make an investment or capital expenditure in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”); and/or

(c)                                  to a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

(b)                                 Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Agreement or any other revolving credit facility or otherwise use the Net Cash Proceeds in any manner that is not prohibited by this Indenture.  On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (provided that if prior to such 366th day the Company or a Restricted Subsidiary enters into a binding agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph after such day, such 365-day period will be extended with respect to the amount of Net Cash Proceeds so committed for a period not to exceed 180 days) (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, that amount of notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this Section 4.12).

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.  In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.12.

Each Net Proceeds Offer will be made in compliance with the procedures set forth in Section 3.09.  To the extent Holders properly tender notes and holders of Pari Passu Indebtedness properly tender such Pari Passu Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts of notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered notes of tendering Holders on a pro rata basis based on the amount of the notes tendered).  If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.  Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of  this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Indenture by virtue thereof.

SECTION 4.13.                                    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1)                                  pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)                                  make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company; or

(3)                                  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except in each case for such encumbrances or restrictions existing under or by reason of:

(a)                                    applicable law, rule, regulation or order;

(b)                                   this Indenture, the notes and the Guarantees;

(c)                                    customary non-assignment provisions of any contract or license or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

(d)                                   any instrument governing Acquired Indebtedness or Capital Stock, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)                                    agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(f)                                      the Credit Agreement;

(g)                                   an agreement governing other Senior Debt or Guarantor Senior Debt permitted to be incurred under this Indenture; provided that, with respect to any agreement governing such other Senior Debt or Guarantor Senior Debt, the provisions relating to such encumbrance or restriction are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on the Issue Date;

(h)                                   restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(i)                                       customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(j)                                       Purchase Money Indebtedness or Capitalized Lease Obligations that, in each case, impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

(k)                                    contracts for the sale of assets, including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(l)                                       restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(m)                               customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(n)                                   Indebtedness or Capital Stock of any Restricted Subsidiary (i) that is a Guarantor that is incurred subsequent to the Issue Date or (ii) that is incurred by a Foreign Subsidiary of the Company subsequent to the Issue Date; and

(o)                                   an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e), (g) and (h) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e), (g) and (h).

SECTION 4.14.                                    Affiliate Transactions.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $2.5 million, other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions) involving aggregate payments or other property with a fair market value in excess of $10.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.  If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions) that involves an aggregate fair market value of more than $20.0 million, the Company or such Restricted Subsidiary, as the case may be, shall obtain an opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)                                 The following shall not be deemed Affiliate Transactions and, therefore, the restrictions set forth in Section 4.14(a) shall not apply to:

(1)                                  reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants or to professional corporations of which they are the owner of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2)                                  transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture;

(3)                                  the payment of management, consulting, monitoring and advisory fees and related expenses to the Permitted Holders and the termination fees pursuant to the Management Agreement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not less favorable to the holders of the notes in any material respect than the Management Agreement on the Issue Date);

(4)                                  any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(5)                                  Restricted Payments and Permitted Investments permitted by this Indenture;

(6)                                  transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or indirectly, Capital Stock of, or controls, such Person; provided such Person does not control the Company;

(7)                                  the pledge of Capital Stock of Unrestricted Subsidiaries to support Indebtedness thereof;

(8)                                  issuances and sales of Capital Stock of the Company to Affiliates of the Company or the receipt of the proceeds of capital contributions in respect of Capital Stock;

(9)                                  payments made by the Company or any Restricted Subsidiary to any Permitted Holder for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members, if any, of the Board of Directors of the Company in good faith;

(10)                            transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

(11)                            the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Shareholders Agreement (including any registration rights agreement or purchase agreements related thereto to which it is a party on the Issue Date and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to the Shareholders Agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (11) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to holders of the notes in any material respect than the original agreement as in effect on the Issue Date;

(12)                            purchases or payments for professional liability and other insurance by the Company, its Restricted Subsidiaries, their respective employees or any Person that is an Affiliate of the Company to Batan Insurance in the ordinary course of business and at fair market value as determined by the Company in good faith; and

(13)                            leasing of property or equipment from the Company’s employees or any Person that is an Affiliate of the Company in the ordinary course of business and at fair market values as determined by the Company in good faith.

SECTION 4.15.                                    Repurchase at the Option of Holders upon a Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

(b)                                 Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating:

(i)                                     that a Change of Control Offer is being made pursuant to this Section 4.15 and, to the extent lawful, that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(ii)                                  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)                               that any Note not properly tendered or accepted for payment will remain outstanding and shall continue to accrue interest in accordance with the terms hereof;

(iv)                              that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Additional Interest, if any, on the Change of Control Payment Date;

(v)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, or transfer by book entry transfer, to the Company, the Depository (if appointed by the Company) or a Paying Agent prior to the close of business at least three Business Days preceding the Change of Control Payment Date;

(vi)                              that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii)                           that if the Company is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered.  The unpurchased portion of the Notes must be equal to $1,000 or an integral multiple thereof or transferred by book-entry transfer;

(viii)                        the other information required by Section 3.03; and

(ix)                                the other instructions, as determined by the Company, consistent with this Section 4.15, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (x) the notice is mailed in a manner herein provided and (y) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(c)                                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.  The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)                                 The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

(e)                                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Indenture by virtue thereof.

SECTION 4.16.                                    Limitations of Guarantees by Restricted Subsidiaries.

(a)                                  The Company will not permit any of its Restricted Subsidiaries (other than Foreign Subsidiaries), directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to Indebtedness under the Credit Agreement, unless, in any such case:

(1)                                  such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the notes by such Restricted Subsidiary; and

(2)                                  (a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the notes than those contained in this Indenture and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the notes than those contained in this Indenture.

(b)                                 Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)                                  the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to Section 4.16(a); or

(2)                                  any transaction after which such Guarantor is no longer a Restricted Subsidiary; provided that such transaction is otherwise in compliance with the terms of this Indenture.

SECTION 4.17.                                    Conduct of Business.

The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary, complementary, reasonably related to or a reasonable extension of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

ARTICLE 5.

SUCCESSORS

SECTION 5.01.                                    Merger, Consolidation or Sale of Assets.

(a)                                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)                                  either:

(a)                                  the Company shall be the surviving or continuing corporation; or

(b)                                 the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)                                   shall be a corporation or limited liability company organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and

(y)                                 shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and this Indenture on the part of the Company to be performed or observed;

(2)                                  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), either (a) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09 or (b) the Consolidated Fixed Charge Coverage Ratio for the Company or such Surviving Entity, as the case may be would be greater than such ratio immediately prior to such transaction;

(3)                                  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)                                  the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b)                                 Notwithstanding the Section 5.01(a)(1), (2) and (3), (a) the Company and any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and that was organized solely for the purpose of reorganizing the Company in another jurisdiction.

(c)                                  The Company may no, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(d)                                 Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1)                                  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation, limited liability company or partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia;

(2)                                  such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and

(3)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Restricted Subsidiary of the Company need only comply with Section 5.01(a)(4).

SECTION 5.02.                                    Successor Corporation Substituted.

Except as described with respect to the release of Guarantees of Guarantors pursuant to Article 10, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Guarantee, as the case may be, in the case of:

(a)                                  a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole, or

(b)                                 a lease.

ARTICLE 6.

DEFAULTS AND REMEDIES

SECTION 6.01.                                    Events of Default.

Each of the following constitutes an “Events of Default” with respect to the Notes:

(1)                                  the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

(2)                                  the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

(3)                                  a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)                                  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary

of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $15.0 million or more at any time;

(5)                                  one or more judgments in an aggregate amount in excess of $15.0 million, net of any amount covered by insurance issued by a reputable and creditworthy insurer, shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6)                                  the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case;

(ii)                                  consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(iii)                               consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, Trustee or custodian of it or for all or substantially all of its property;

(iv)                              makes a general assignment for the benefit of its creditors; or

(v)                                 admits in writing its inability to pay its debts as they become due or otherwise admits in writing its insolvency; and

(7)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case; or

(ii)                                  appoints a receiver, interim receiver, receiver and manager, liquidator, Trustee or custodian of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

(iii)                               orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary; and such order or decree remains unstayed and in effect for 60 consecutive days; or

(8)                                  any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

SECTION 6.02.                                    Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same:

(1)                                  shall become immediately due and payable; or

(2)                                  if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

(1)                                  if the rescission would not conflict with any judgment or decree;

(2)                                  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)                                  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)                                  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)                                  in the event of the cure or waiver of an Event of Default of the type described Section 6.01(6) or (7), the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                                    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies shall be cumulative to the extent permitted by law.

SECTION 6.04.            Waiver of Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest on, the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.            Control by Majority.

Subject to Section 7.01, Section 7.02(f), Section 7.02(i) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.  The Trustee shall be entitled to take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

SECTION 6.06.            Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)           such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company,

(b)           Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and

(c)           the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.            Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06) other than as set forth in Article 12 hereof, the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.            Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee shall be authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.            Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.            Priorities.

Subject to Article 12 hereof, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:   to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:   to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:   to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

SECTION 7.01.            Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregate from other funds except to the extent required by law.

SECTION 7.02.            Rights of Trustee.

Subject to TIA Section 315:

(a)           The Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting, in each case, in accordance with any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f)            The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(g)           The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(h)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(j)            The rights, privileges, immunities and benefits given to the Trustee hereunder, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee consistent with the terms of this Indenture to act hereunder.

(k)           Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

(l)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)          The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture. (i.e. an Incumbency Certificate).

SECTION 7.03.            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.            Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.            Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.            Reports by Trustee to Holders.

Within 60 days after each May 1 beginning with the May 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable.  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c)

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).  The Company shall promptly notify the Trustee when the Notes are listed from any stock exchange and any delisting thereof.

SECTION 7.07.            Compensation and Indemnity.

The Company shall pay to the Trustee reasonable compensation as agreed to in writing from time to time for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, “Losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence, bad faith or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, to the extent the Company has not been materially prejudiced thereby.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes to the expiration of the applicable statute of limitations.

SECTION 7.08.            Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may at the Company’s expense appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver a supplemental indenture hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

SECTION 7.09.            Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.            Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee is subject to TIA Section 310(b).

SECTION 7.11.            Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.            Option To Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

SECTION 8.02.            Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee.  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:   (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) the provisions of this Article 8 relating to Legal Defeasance.  If the Company exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.            Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.08 through 4.17 hereof, and the operation of Sections 5.01(a)(2), 5.01(a)(3) and 5.01(d)(3), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, clauses (3), (4), (5), (6), (7) and (8) of Section 6.01 shall not constitute Events of Default.

SECTION 8.04.            Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of investment bankers, appraisers or independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)           the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

(7)           the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)           the Company shall have delivered to the Trustee an opinion of counsel (which may be subject to customary assumptions and exclusions) to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.05.	Deposited Cash and U.S. Government Securities To Be Held In Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.            Repayment to Company.

The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

SECTION 8.07.            Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.            Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may at any time or from time to time amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)           cure any ambiguity, mistake, defect or inconsistency;

(b)           provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(c)           provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture as contemplated by Article 5 hereof;

(d)           make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(e)           provide for or confirm the issuance of Additional Notes in accordance with this Indenture;

(f)            comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g)           add additional Guarantees or additional obligors with respect to the Notes or release Guarantors from Guarantees as permitted by the terms of this Indenture;

(h)           conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” contained in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees of the Notes; or

(i)            secure the Notes.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights or immunities or increases its duties under this Indenture or otherwise.

SECTION 9.02.            With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid and the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights or immunities or increases its duties under this Indenture or otherwise.

Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment;

(b)           reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(c)           reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(d)           make any Notes payable in money other than that stated in the notes;

(e)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(f)            after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(g)           modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

(h)           release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of this Indenture; or

(i)            make any change to this Section 9.02.

No amendment of, or supplement or waiver to, the Indenture shall adversely affect the rights of the holders of any Designated Senior Debt under the subordination provisions of the Indenture (including any defined terms as used therein) without the consent of each holder of Designated Senior Debt affected thereby.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.03.            Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.            Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

SECTION 9.05.            Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.            Trustee To Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  None of the Company nor any Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

ARTICLE 10.

GUARANTEES

SECTION 10.01.          Guarantee.

Subject to this Article 10, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns:   (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged as to any Note except by complete performance of the Obligations contained in such Note and such Guarantee or as provided in this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 10.02.          Limitation on Guarantor Liability.

(a)           Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

(b)           In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.02(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 10.03.          Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit D attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.16 to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor.  The Company also hereby agrees to cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section 10.03.

SECTION 10.04.          Guarantors May Consolidate, Etc., on Certain Terms.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee in accordance with Article 5 hereof, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 10.05.          Releases of Guarantees.

In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.12.  If the Company exercises its legal defeasance option or its covenant defeasance option pursuant to Sections 8.02 or 8.03 or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture, each Guarantor shall be released and relieved of any obligations under its Guarantee.  In the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to Section 4.16, such Restricted Subsidiary shall be released and relieved of any obligations under its Guarantee upon the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes.   If a Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.16, such Subsidiary shall be released and relieved of any obligations under its Guarantee.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11.

SATISFACTION AND DISCHARGE

SECTION 11.01.          Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

(a)           either:

(1)           all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(2)           all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any other Guarantor is a party or by which the Company or any other Guarantor is bound;

(c)           the Company has paid or caused to be paid all sums payable by it hereunder; and

(d)           the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

SECTION 11.02.	Deposited Cash and U.S. Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the Trustee with respect to money deposited with the Trustee pursuant to Section 11.01 hereof.

SECTION 11.03.          Repayment to Company.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease.

ARTICLE 12.

SUBORDINATION

SECTION 12.01.          Agreement To Subordinate.

The Company and each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and all “payments” on and “distributions” on or with respect to, the Notes (including any obligation to repurchase the Notes) and any Guarantees, is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or Cash Equivalents, all Senior Debt (including interest, fees and expenses accruing on or after the commencement of any bankruptcy proceeding whether or not post-filing interest is allowed in such proceeding at the rate as specified in the documents evidencing the applicable Senior Debt outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).  This Article 12 shall constitute a continuing agreement with all Persons who become holders of, or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt.

SECTION 12.02.          Liquidation; Dissolution; Bankruptcy.

Upon any payment or distribution of the assets of the Company or a Guarantor to creditors of the Company or the relevant Guarantor (1) in a total or partial liquidation, dissolution or winding up of the Company or the relevant Guarantor, (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or the relevant Guarantor or its respective property, (3) in an assignment for the benefit of creditors of the Company or the relevant Guarantor or (4) any marshaling of assets and liabilities of the Company or the relevant Guarantor, the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest, fees and expenses accruing on or after the commencement of any bankruptcy proceeding whether or not post-filing interest is allowed in such proceeding at the rate specified in the documents evidencing the applicable Senior Debt), before the Holders shall be entitled to receive any payment with respect to the Notes or Guarantees, and until all Obligations with respect to Senior Debt are paid in full in cash, any payment or distribution to which the Holders would be entitled but for this Article 12 shall be made to the holders of Senior Debt (except that Holders may receive and retain payments made from the trust described under Article 8 or Article 11 if such funds were deposited in accordance with, and to the extent permitted by, this Article 12).

SECTION 12.03.          Default on Designated Senior Debt.

(a)           Neither the Company nor any Guarantor may make any payment in respect of the Notes (except from the trust described under Article 8 or Article 11 hereof) if:

(1)           a payment Default on any Senior Debt occurs and is continuing beyond any applicable grace period; or

(2)           any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representation of any such Designated Senior Debt.

(b)           Payments on the Notes or the guarantees may and shall be resumed:

(1)           in the case of a payment default upon the date on which such default is cured or waived; and

(2)           in the case of a nonpayment default, the earliest of (i) the date on which all nonpayment defaults are cured or waived, (ii) 180 days after the date on which the applicable Payment Blockage Notice is received, (iii) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice unless the maturity of any Designated Senior Debt has been accelerated.

(c)           No new Payment Blockage Notice shall be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).  Following the expiration of any period during which the

Company or the Guarantors are prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company or the Guarantors shall be obligated to resume making any and all required payments in respect of the Notes, including any missed payments, unless a payment default on Designated Senior Debt exists or the maturity of any Designated Senior Debt has been accelerated, and such acceleration remains in full force and effect.

(d)           The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Debt or any acceleration under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.  Failure to give such notice shall not affect the subordination of the Notes to the Senior Debt or the application of the other provisions provided in this Article 12.

SECTION 12.04.          Acceleration of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt (including, without limitation, the agent under the Credit Agreement) or the Representative of the acceleration.

SECTION 12.05.          When Distribution Must Be Paid Over.

In the event that the Trustee receives or is holding, or any Holder receives, any payment with respect to the Notes or any Guarantee of the Notes (other than this Article 12 or from the trusts described under Article 8 and Article 11 hereof), when (i) such payment is prohibited by this Article 12 and (ii) the Trustee or the Holder has actual knowledge that the payment is prohibited, such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt or their Representative.

With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall mistakenly pay over or distribute to or on behalf of Holders or the Company, any Guarantor, or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, unless a Responsible Officer of the Trustee has received a Payment Blockage Notice and such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.06.          Notice by the Company.

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes or guarantees to violate this Article 12, but failure to give such notice shall not affect the subordination of the Notes or the guarantees to the Senior Debt as provided in Article 12.

SECTION 12.07.          Subrogation.

If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under the Senior Debt, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash; provided, however, that such payments or distributions shall be paid first pro rata to Holders that previously paid amounts and then pro rata to all Holders.

SECTION 12.08.          Relative Rights.

This Article 12 defines the relative rights of Holders and holders of Senior Debt.  Nothing in this Indenture shall:

(a)           impair, as between the Company and Holders, the Obligation of the Company, which is absolute and unconditional, to pay principal, premium and interest on the Notes in accordance with their terms;

(b)           affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

(c)           prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

If the Company fails because of this Article 12 to pay principal, premium and interest on a Note on the due date, the failure is still a Default.

SECTION 12.09.          Subordination May Not Be Impaired by the Company.

No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

Subject to the other provisions of this Indenture, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders, and without impairing or releasing the subordination provided in this Article 12, or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following:   (a) change in the manner, place, or terms of payment, or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing the Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company, the Guarantor or any other Person; provided, however, that this provision shall not in any way permit the Company or any Guarantor to take any action otherwise prohibited by this Indenture.

SECTION 12.10.          Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company or any Guarantor referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the Representative for the purpose of ascertaining the Persons entitled to participate in such distribution (so long as the existence of the subordination provisions of this Article 12 have been brought to the attention of such court or Representative), the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.11.          Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge or notice of the existence of any facts that would prohibit the making of any payment to or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless and until the Trustee shall have received at the Corporate Trust Office of the Trustee no later than three (3) Business Days prior to the due date of such payment written notice of facts that would cause the payment of any principal, premium and interest with respect to the Notes to violate this Article 12 and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such fact exists.  Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.  Only the Company or a Representative may give the notice.  Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

SECTION 12.12.          Authorization To Effect Subordination.

Each Holder of a Note by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination as provided in this Article 12, and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.  If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes and the Trustee shall have no liability therefor.

SECTION 12.13.          Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Securities held in trust under Article 8 or Section 11.02 hereof by the Trustee (or other qualifying trustee) not in violation of Section 12.03 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to the Issuers or any Holder of Senior Debt or any other creditor of the Company.

SECTION 12.14.          Payment and Distribution.

For purposes of this Article 12, the term “payment” and/or “distribution” means any payment or distribution (whether direct or indirect, whether in cash, property, securities, or otherwise, and whether obtained or distributed by set-off, liquidation, bankruptcy distribution, settlement, or otherwise) made by any Person (including, without limitation, any payments or distributions made pursuant to Section 4.15 or by any court or governmental body or agency, any trustee in bankruptcy, or any liquidating trustee) with respect to any Note or any guarantees or otherwise under this Indenture, including, without limitation, payment of principal, premium or interest, on the Notes or any payments under or with respect to any note guarantees, any depositing of funds with the Trustee or any Paying Agent (including, without limitation, a deposit in respect of defeasance or redemption, any payment on account of any optional or mandatory redemptions or repurchase provisions, any payment or recovery on any claim under this Indenture, any note guarantees, any Note, or relating to or arising out of the offer, sale, or purchase of any Note (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability); provided that, for the purposes of this Article 12, all Obligations now or hereafter existing under any Senior Debt, (including, without limitation, the Credit Agreement, any Hedging Obligations or agreements with respect to the issuance of letters of credit) shall not be deemed to have been paid in full unless the holders thereof shall have received payment in full and all commitments thereunder and all letters of credit issued thereunder have expired.

SECTION 12.15.          No Claims.

No Holder shall have any claim to any property or assets of the Company, any Guarantor, or any Subsidiary of the Company or any Guarantor, unless and until the Senior Debt shall have been fully paid in cash.

SECTION 12.16.          Acknowledgement of Holders.

Each Holder by accepting a Note or a guarantee acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and consideration to each holder of Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes or the guarantees, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

ARTICLE 13.

MISCELLANEOUS

SECTION 13.01.          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 13.02.          Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic mail or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

Radiation Therapy Services, Inc.
2270 Colonial Boulevard
Fort Myers, Florida  33907
Attention:   Kerrin E. Gillespie
Telecopier No.:   (239) 931-7380

With a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York  10022
Attention:   Joshua N. Korff
Telecopier No.:   (212) 446-4900

If to the Trustee:

Wells Fargo Bank, National Association
Corporate, Municipal & Escrow Solutions
45 Broadway, 14th Floor
New York, New York  10006
Attention:   Corporate Trust Services
Telecopier No.:   (212) 515-1589

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given:   at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and

the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.  All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.  Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.          Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 13.05.          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

SECTION 13.06.          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.          No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 13.08.          Governing Law and Consent to Jurisdiction.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture and any of the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Indenture shall affect any right that the Trustee, Agent, or Holder may otherwise have to bring any action or proceeding relating to this Indenture against the Company or any Guarantor or their properties in the courts of any jurisdiction to enforce any judgment, order or process entered by such courts situated within the State of New York or to enjoin any violations hereof or for relief ancillary hereto or otherwise to collect on loans or enforce the payment of any Notes or to enforce, protect or maintain their rights and Claims or for any other lawful purpose.

SECTION 13.09.          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.          Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.          Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.          Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.13.          Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.          Qualification of This Indenture.

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 13.15.          Waiver of Jury Trial.

EACH OF THE COMPANY AND EACH GUARANTOR PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.15.

SECTION 13.16.          Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.17.          USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Signatures on following page]

SIGNATURES

Dated as of April 20, 2010

RADIATION THERAPY SERVICES, INC.

By:	/s/ Kerrin E. Gillespie
	Name:	Kerrin E. Gillespie
	Title:	Executive Vice President and Chief Financial
Officer

RADIATION THERAPY SERVICES HOLDINGS, INC.:

By:	/s/ Kerrin E. Gillespie
	Name:	Kerrin E. Gillespie
	Title:	Executive Vice President and Chief Financial
Officer

21ST CENTURY ONCOLOGY OF ALABAMA, LLC
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF JACKSONVILLE, INC.
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
JACKSONVILLE RADIATION THERAPY SERVICES, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
21ST CENTURY ONCOLOGY, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INC.
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.

By:	/s/ Kerrin E. Gillespie
	Name:	Kerrin E. Gillespie
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

Signature Page of Indenture

EXHIBIT A

(Face of Note)

9 7/8% SENIOR SUBORDINATED NOTES DUE 2017

144A CUSIP NO. 750323 AA5 / Reg S CUSIP NO. U7493A AA1

144A ISIN NO. US750323AA57 / Reg S ISIN NO. USU7493AAA17

$

RADIATION THERAPY SERVICES, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of                                    Dollars ($                            ) on April 15, 2017.

Interest Payment Dates:   April 15 and October 15.

Record Dates:   April 1 and October 1.

Dated:                       , 20[  ].

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

RADIATION THERAPY SERVICES, INC.

By:
	Name:	Kerrin E. Gillespie
	Title:	Executive Vice President and Chief Financial
Officer

A-2

This is one of the Global Notes referred to in
the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL
   ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated               , 20

(Back of Note)

9 7/8% SENIOR SUBORDINATED NOTES DUE 2017

[Insert the Global Note Legend, if applicable pursuant to the terms of this Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of this Indenture]

Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

1.             Interest.  Radiation Therapy Services, Inc., a Florida corporation (the “Company”), promises to pay interest on the principal amount of this Note at 9 7/8% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 5 of the Registration Rights Agreement.  The Company shall pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 20, 2010; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2010.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of this Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of principal, premium, if any, and interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, the Trustee under this Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of April 20, 2010 (“Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             Optional Redemption.

(a)           Except as set forth in clauses (b) and (c) below, the Notes are not redeemable before April 15, 2014. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest, if any, thereon to the applicable redemption date if redeemed during the twelve-month period commencing on April 15 of the year set forth below:

Year	Percentage

2014	104.938%
2015	102.469%
2016 and thereafter	100.000%

(b)           At any time on or prior to April 15, 2014, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the Regular Record Date to receive interest due on the relevant Interest Payment Date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of such price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

(c)           At any time, or from time to time, on or prior to April 15, 2013, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes at a redemption price of 109.875% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that:

(i) at least 65% of the principal amount of Notes originally issued under this Indenture remains outstanding immediately after any such redemption, and

(ii) the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

(d)           Any notice to holders of Notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself.  The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date.

(e)           Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.             Mandatory Redemption.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.             Repurchase at Option of Holder.

(a)           Upon the occurrence of a Change of Control, Article 3 and Section 4.15 of the Indenture shall apply to the extent applicable.

(b)           If the Company or one of its Restricted Subsidiaries consummates any Asset Sales, Article 3 and Section 4.12 of the Indenture shall apply to the extent applicable.

8.             Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  The transfer of Notes may be registered and Notes may be exchanged as provided in this Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by this Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption, or during the period between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

10.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           Amendment, Supplement and Waiver.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12.           Defaults and Remedies.  Each of the following is an Event of Default under this Indenture:   (a) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of this Indenture); (b) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of this Indenture); (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to Section 5.01 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (d) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $15.0 million or more at any time; (e) one or more judgments in an aggregate amount in excess of $15.0 million, net of any amount covered by insurance issued by a reputable and creditworthy insurer, shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (f) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or (g)  any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in this Indenture, all outstanding Notes shall become due and payable without further action or notice.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest on, the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.           Subordination.  Payment of principal, interest and premium and Additional Interest, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in this Indenture.

14.           Trustee Dealings With Company.  Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

15.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under this Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.

16.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:   TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.           Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders of Notes under this Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of April 20, 2010, between the Company and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreement, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.

19.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of this Indenture.  Requests may be made to:

Radiation Therapy Services, Inc.

2270 Colonial Boulevard

Fort Myers, Florida  33907

Attention:   Kerrin E. Gillespie
Telecopier No.:   (239) 931-7380

20.           Governing Law.  The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.15 of this Indenture, check the box below:

[  ] Section 4.12

[  ] Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.15 of this Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the Note)
Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                          as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the
face of this Note)

Signature Guarantee:
*

* Participant in a recognized Signature Guarantee Medallion Program.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Radiation Therapy Services, Inc.
2270 Colonial Boulevard
Fort Myers, Florida  33907
Attention:   Kerrin E. Gilesspie
Telecopier No.:   (239) 931-7380:

Wells Fargo Bank, National Association,

as Trustee and Registrar — DAPS Reorg

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN  55479

Telephone No.:  (877) 872-4605

Fax No.:  (866) 969-1290

Email:  DAPSReorg@wellsfargo.com

Re:                             9⅞% Senior Subordinated Notes due 2017

Reference is hereby made to this Indenture, dated as of April 20, 2010 (the “Indenture”), among Radiation Therapy Services, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.           ☐           Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in this Indenture and the Securities Act.

2.           ☐           Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in this Indenture and the Securities Act.

3.           ☐           Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐           such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐           such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐           such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐           such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture (attached hereto) and (2) if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

4.           ☐           Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐           Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐           Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not

required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐           Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐            a beneficial interest in the:

(i)                                    ☐            144A Global Note (CUSIP                   ), or

(ii)                                 ☐            Regulation S Global Note (CUSIP                   ); or

(b)                                 ☐            a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)                                  ☐            a beneficial interest in the:

(i)                                    ☐            144A Global Note (CUSIP                   ), or

(ii)                                 ☐            Regulation S Global Note (CUSIP                   ), or

(iii)                              ☐            Unrestricted Global Note (CUSIP                   ); or

(b)                                 ☐            a Restricted Definitive Note; or

(c)                                  ☐            an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Radiation Therapy Services, Inc.
2270 Colonial Boulevard
Fort Myers, Florida  33907
Attention:   Kerrin E. Gillespie
Telecopier No.:   (239) 931-7380

Wells Fargo Bank, National Association,

as Trustee and Registrar — DAPS Reorg

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN  55479

Telephone No.:  (877) 872-4605

Fax No.:  (866) 969-1290

Email:  DAPSReorg@wellsfargo.com

Re:                             9⅞% Senior Subordinated Notes due 2017

Reference is hereby made to this Indenture, dated as of April 20, 2010 (the “Indenture”), among Radiation Therapy Services, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐            Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐            Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐            Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

Radiation Therapy Services, Inc.
2270 Colonial Boulevard
Fort Myers, Florida  33907
Attention:   Kerrin E. Gillespie
Telecopier No.:   (239) 931-7380

Wells Fargo Bank, National Association,

as Trustee and Registrar — DAPS Reorg

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN  55479

Telephone No.:  (877) 872-4605

Fax No.:  (866) 969-1290

Email:  DAPSReorg@wellsfargo.com

Ladies and Gentlemen:

Reference is hereby made to this Indenture, dated as of April 20, 2010 (the “Indenture”), among Radiation Therapy Services, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), an “Institutional Accredited Investor”), and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business.  We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.             We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A)(i) in the United States, to a person who the seller reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a “qualified institutional buyer” meeting the requirements of Rule 144A, (ii) outside the United States, in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (iii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iv) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) that, prior to such transfer, furnishes the

D-1

Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act, or (v) in accordance with another exemption from the registration requirements of the Securities Act, provided that the Company shall have the right prior to any such offer, resale, assignment, pledge or transfer pursuant to clause (v) above to require the delivery of an Opinion (in form and substance satisfactory to the Company) of Counsel satisfactory to the Company, certification and/or other information satisfactory to the Company, (B) to the Company, or (C) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree that we will, and each subsequent Holder is required to notify any purchaser from it of the security evidenced hereby of the resale restrictions set forth in (A) above.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Owner]

By:
Name:
Title:

Dated:	,

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of April 20, 2010 (the “Indenture”), among Radiation Therapy Services, Inc., as issuer (the “Company”), the Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.  This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture.  Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.  Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

21ST CENTURY ONCOLOGY OF ALABAMA, LLC
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF JACKSONVILLE, INC.
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
JACKSONVILLE RADIATION THERAPY SERVICES, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
21ST CENTURY ONCOLOGY, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INC.
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.

By:
Name:	Kerrin E. Gillespie
Title:	Vice President

RADIATION THERAPY SERVICES HOLDINGS, INC.

By:
	Name:	Kerrin E. Gillespie
	Title:	Executive Vice President and Chief
Financial Officer